Exhibit 99.1

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results

Revenue of $18.7 Million Grew 16% on Pro Forma Sequential Basis

DT Ignite™ and DT IQ™ Revenue Increased over 230% Sequentially (Pro Forma)

Non-GAAP Adjusted Gross Margin of 24% Expanded ~600 BP As Reported (~500 BP Pro Forma)

Reiterating FY2016 Guidance

Austin, TX – August 6, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2016 first quarter ended June 30, 2015.

Recent Highlights:

•	First quarter fiscal 2016 revenue of $18.7 million at upper end of outlook range increased 83% on an as reported basis, and 16% on pro forma, sequential bases, respectively

•	Achieved $4 million in revenue in the second half of June, with DT Media revenue, excluding professional services, increasing approximately 120% from the first half of April, even given April's pent-up demand for new high profile device launches, an indication of the source of the demand in the quarter

•	Non-GAAP adjusted gross margin of 24% expanded approximately 600 basis points on as reported, and approximately 500 basis points on pro forma, sequential bases, respectively

•	Total operating expenses decreased more than 5% on an as reported basis, despite the inclusion of a full quarter of Appia’s cost structure, and decreased 12% on a pro forma basis sequentially

•	DT IQTM launched on six T-Mobile devices, all Vodafone Australia, DT IgniteTM in multiple European countries

•	Added to Russell 3000® and Russell Global® Indexes

•	Reiterating FY2016 guidance

First Quarter 2016 Financial Results

Because the Appia acquisition closed on March 6, 2015, consolidated financial results for the fourth fiscal 2015 quarter ended March 31, 2015 included only 26 days of Appia‘s operations and are not directly comparable to first quarter fiscal 2016 results ended June 30, 2015. Therefore, this release presents sequential comparisons on both an as reported basis and on a pro forma basis as if Appia had been owned for the entirety of fourth quarter fiscal 2015. Further, all comparisons are made to the prior sequential quarter unless specifically noted. We believe a sequential comparison to be a better indicator for the performance of its business given substantial operational differences between our Company today and at this time last year.

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 2 of 11

Revenue for the fiscal 2016 first quarter, increased 83% to $18.7 million, compared with $10.2 million for the fiscal 2015 fourth quarter.  The impact of foreign exchange was $0.1 million as a result of the stabilization of the $AUD in the quarter. On a pro forma basis, as if Appia, Inc. had been owned for the entire fourth quarter of fiscal 2015, revenue for the fiscal 2016 first quarter increased 16% compared to fourth quarter fiscal 2015 revenue of $16.1 million.

“We had a promising quarter for our DT Media business, with revenue ramping month-to-month in the quarter and all operating metrics moving in the right direction,” said Bill Stone, CEO. “Revenue from DT Media more than tripled sequentially on a pro forma basis through both growth in revenue per device and growth in number of devices, and, excluding professional services, grew 120% in the back half of June from the front half of April, even given April's pent-up demand for new high profile device launches. This growth was driven by the deployment of DT Ignite across a number of key carriers’ new devices in the quarter and our successful effort to accrete yield per device, offset to a degree by lower than anticipated sell through of a number of flagship devices. DT IQ is also building a foundation this fiscal year in preparation for growth next year, launching on six devices with T-Mobile in the quarter as well as continued deployment across Vodafone Australia. This successful ramp in Advertising revenue in turn drove non-GAAP adjusted gross margin up nearly six percentage points on an as reported basis. Appia Core revenue also increased throughout the quarter as core network demand continued with additional spend by advertisers to the end of the quarter. Our Content business also grew as we continued to add customers, services and geographies. Last, our operating leverage expanded through sequential decreases in expenses, resulting in improved Adjusted EBITDA performance from the prior quarter.”

Mr. Stone continued, "Key to our growth, in addition to expanding our product footprint and optimizing our revenue per device discussed above, is increasing our distribution footprint. We have further expanded our distribution and our advertiser customer relationships worldwide. We have begun working with new international carrier partners, launched DT Media products with new carriers, expanded our relationships with OEMs, and brought-on new advertising partners and agencies with additional demand to meet this growing supply of distribution. These are the levers that will fuel additional top-line growth this fiscal year."

Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, which excludes the amortization of intangibles, were $4.5 million and approximately 24%, respectively, for the first quarter of fiscal 2016, increasing 143% in dollars and approximately 600 basis points compared with $1.8 million and approximately 18%, respectively, on an as reported basis, for the fourth quarter of fiscal 2015. This sequential comparison was primarily driven by the increasing contribution from higher-margin Advertising revenue. First quarter fiscal 2016 non-GAAP adjusted gross profit and non-GAAP adjusted gross margin increased 45% and approximately 500 basis points, respectively, from $3.1 million and approximately 19%, respectively, on a pro forma basis for the fourth quarter fiscal 2015.

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 3 of 11

GAAP gross profit increased 144% to $2.3 million (12% GAAP gross margin) for the first quarter of fiscal 2016, versus $0.9 million (9% GAAP gross margin) on an as reported basis for the fiscal 2015 fourth quarter. Driving this sequential comparison were the increasing contribution from higher-margin Advertising revenue and the inclusion of a full quarter of Appia. GAAP gross profit for the first quarter of fiscal 2016 increased 143% as compared with pro forma gross profit of $0.9 million (6% pro forma gross margin) for the fiscal 2015 fourth quarter.

Total operating expenses for the first quarter of fiscal 2016 decreased more than 5% to $9.4 million compared with $10.0 million on an as reported basis for the fourth quarter of fiscal 2015. The reduction in total operating expenses was driven by lower stock based compensation and one-time items offset by the inclusion of a full quarter of Appia’s costs. Total operating expenses for the first quarter excluding stock based compensation decreased 12% from pro forma fourth quarter fiscal 2015 operating expenses excluding stock based compensation and one time and acquisition related expenses.

Net loss from continuing operations for the first quarter of fiscal 2016 was $8.1 million, or ($0.14) per share, based on 57.4 million weighted average shares outstanding. Net loss from continuing operations for the fourth quarter of fiscal 2015 was $9.4 million, or ($0.22) per share, based on 43.2 million weighted average shares outstanding.

Non-GAAP adjusted EBITDA loss for the first quarter of fiscal 2016 was $3.3 million, a 29% decrease from $4.6 million for the fourth quarter of fiscal 2015. Non-GAAP adjusted EBITDA loss decreased 42% from pro forma Adjusted EBITDA loss of $5.7 million for the fourth quarter of fiscal 2015. Please see Use of Non-GAAP measures at the end of this press release for the definition of adjusted EBITDA. The Company re-evaluated its definition of adjusted EBITDA at the end of the fiscal year ended March 31, 2015 and redefined this non-GAAP measure to not exclude bonuses.

Financial Outlook

For full-year fiscal 2016, Digital Turbine reaffirmed its previous outlook, and expects revenue to be in the range of $110-130 million, driven by growth in Appia Core, and continued growth in DT PayTM and DT MarketplaceTM, coupled with an accelerating ramp in DT Media in the second half of the year particularly in the seasonally strongest third fiscal quarter and into the fiscal fourth quarter as device distribution and penetration with new and existing carrier partners are expected to become more widespread. The Company expects positive full year non-GAAP adjusted EBITDA and full year non-GAAP adjusted gross margin in the mid-30% range.

Mr. Stone concluded, “Fiscal 2016 is off to a great start, with the opportunity we have been working toward now a reality, and we are very proud of our reported results. With further proof that our Advertising model is working, the aforementioned ramp in higher-margin DT Media revenue through the year will result from increasing device sales with existing carrier partners, the addition of new distribution partners’ device launches, and continued growth in revenue per device, and we are well-prepared from an executional standpoint to build to the year’s seasonal peak. With secular tail winds continuing to drive explosive app-install ad demand and usage, Digital Turbine’s positioning at the epicenter of this spend, our large scale ecosystem, our proven successful products that allow carriers back into this revenue stream, and our improving business model economics, position us uniquely well to achieve our growth plans.”

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 4 of 11

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value user acquisition. The company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution, DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 100 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. Headquartered in Austin, Texas with global offices in Durham, Berlin, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal first quarter 2016 financial results. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations, conference ID 10070012. A webcast of the conference call will be available at ir.digitalturbine.com.

For those who are not able to join the live call, a playback will be available through August 18, 2015. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10070012. The webcast will be archived at ir.digitalturbine.com/events for a period of one year.

Use of Non-GAAP Financial Measures

To supplement the company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit and gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 5 of 11

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Because adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the company believes that the measures are used by certain investors to assess the company’s financial performance before non-cash charges and certain costs that the company does not believe are reflective of its underlying business.

Pro Forma Financial Information

On March 6, 2015, Digital Turbine, Inc., a Delaware corporation acquired Appia, Inc.  Digital Turbine, Inc. and Appia, Inc. had different fiscal year ends.  As such, amounts related to the historical operations of Appia have been adjusted to align the period over which those operations occurred and also adjusted to reflect as if Appia, Inc. had been owned for the entire quarter ended March 31, 2015.  The pro forma financial information in this press release is unaudited and does not represent actual combined results of operations of the two companies, which might have been materially different had the acquisition actually occurred at the beginning of our fourth fiscal 2015 quarter.

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 6 of 11

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements (and estimates of revenue for completed quarters may involve forward-looking statements) that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the occurrence of any event, change or other circumstances that could give rise to risks related to disruption of management's attention from the ongoing business operations due to the Appia merger integration effort; information regarding within-quarter demand and revenue is provided to give an indication of the source of demand or revenue, not as indicative of trends or forecasts; the ability to expand the combined company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA; failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Appia merger; inability to refinance the assumed debt or to refinance the debt on favorable terms; unforeseen challenges related to relationships with operators, publishers and advertisers and expanding and maintaining those relationships; the ability to execute upon, and realize any benefits from, potential value creation opportunities through strategic relationships in the future or at all, including the ability to leverage advertising opportunities effectively and increase revenue streams for carriers; the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships; product acceptance of a new product such as DT Ignite™ or DT IQ™ in a competitive marketplace; device sell through for any specific device or series of devices; the potential for unforeseen or underestimated cash requirements or liabilities; the impact of currency exchange rate fluctuations on our reported GAAP financial statements; the company's ability as a smaller company to manage international operations; its ability given the company's limited resources to identify and consummate acquisitions; varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products; changes in economic conditions and market demand; rapid and complex changes occurring in the mobile marketplace; pricing and other activities by competitors; pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure; technology management risk as the company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the company's relatively limited resources; and other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements.  The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:
Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 7 of 11

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)
Net revenues	$18,686	$5,554
Cost of revenues
License fees and revenue share	14,221	3,796
Other direct cost of revenues	2,191	344
Total cost of revenues	16,412	4,140
Gross profit	2,274	1,414
Operating expenses
Product development	2,754	1,959
Sales and marketing	1,282	761
General and administrative	5,389	3,374
Total operating expenses	9,425	6,094
Loss from operations	(7,151)	(4,680)
Interest and other income / (expense), net
Interest income / (expense)	(491)	3
Foreign exchange transaction gain / (loss)	1	(6)
Gain / (loss) on settlement of debt	-	(10)
Gain / (loss) on disposal of fixed assets	(23)	2
Other income	17	9
Total interest and other income / (expense)	(496)	(2)
Loss from operations before income taxes	(7,647)	(4,682)

Income tax provision / (benefit)	472	(72)

Net loss, net of taxes	(8,119)	(4,610)

Other comprehensive income / (expense):
Foreign currency translation adjustment	$(49)	$38

Comprehensive loss:	$(8,168)	$(4,572)

Basic and diluted net loss per common share	$(0.14)	$(0.12)
Weighted average common shares outstanding, basic and diluted	57,388	37,424

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 8 of 11

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(In thousands, except par and share amounts)

	June 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,180	$7,069
Restricted cash	200	200
Accounts receivable, net of allowances of $567 and $698, respectively	12,659	12,174
Deposits	114	109
Prepaid expenses and other current assets	570	640
Total current assets	19,723	20,192
Property and equipment, net	878	614
Deferred tax assets	82	82
Intangible assets, net	22,772	24,936
Goodwill	76,801	76,747
TOTAL ASSETS	$120,256	$122,571
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$10,693	$8,118
Accrued license fees and revenue share	7,796	6,833
Accrued compensation	2,260	2,184
Current portion of long term debt	3,450	3,600
Deferred tax liabilities	719	217
Other current liabilities	3,139	3,000
Total current liabilities	28,057	23,952
Long term debt, net of discounts of $793 and $910, respectively	7,207	7,090
Total liabilities	$35,264	$31,042
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized; 57,899,899 issued and 57,165,443 outstanding at June 30, 2015; 57,917,565 issued and 57,162,967 outstanding at March 31, 2015;	7	7
Additional paid-in capital	278,131	276,500
Treasury stock (754,599 shares at June 30, 2015 and March 31, 2015)	(71)	(71)
Accumulated other comprehensive loss	(101)	(52)
Accumulated deficit	(193,074)	(184,955)
Total stockholders' equity	84,992	91,529
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$120,256	$122,571

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 9 of 11

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(In thousands)

	3 Months Ended	3 Months Ended
	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(8,119)	$(4,610)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	2,241	369
Change in allowance for doubtful accounts	(131)	-
Amortization of debt discount	117	-
Interest and PIK interest accrued	87	-
Stock and stock option compensation	1,394	818
Stock issued for services	227	76
(Increase) / decrease in assets:
Accounts receivable	(354)	(4)
Deposits	(5)	(20)
Deferred tax assets	-	3,156
Prepaid expenses and other current assets	70	(39)
Increase / (decrease) in liabilities:
Accounts payable	2,575	561
Accrued license fees and revenue share	963	(757)
Accrued compensation	76	201
Other liabilities and other items	554	(2,886)
Net cash used in operating activities	(305)	(3,135)

Cash flows from investing activities
Purchase and disposal of property and equipment, net	(318)	(32)
Adjustment to goodwill for purchase price adjustment	(54)	-
Settlement of contingent liability	-	10
Net cash used in investing activities	(372)	(22)

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 10 of 11

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(Continued)

(In thousands)

	3 Months Ended	3 Months Ended
	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)

Cash flows from financing activities
Repayment of debt obligations	(150)	-
Options exercised	10	-
Net cash used in financing activities	(140)	-

Effect of exchange rate changes on cash and cash equivalents	(72)	39

Net change in cash and cash equivalents	(889)	(3,118)

Cash and cash equivalents, beginning of period	7,069	21,805

Cash and cash equivalents, end of period	$6,180	$18,687

Digital Turbine Reports Fiscal First Quarter 2016 Financial Results August 6, 2015 Page 11 of 11

DIGITAL TURBINE, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP and NON-GAAP FINANCIAL MEASURES

(In thousands and unaudited)

GROSS MARGIN TO NON-GAAP GROSS MARGIN

			Pro-Forma
	3 Months Ended	3 Months Ended	3 Months Ended
	June 30, 2015	March 31, 2015	March 31, 2015
Revenue	$18,686	$10,230	$16,116
Gross profit	$2,274	$932	$936
Gross margin percentage	12%	9%	6%
Add back: Amortization of intangibles	$2,191	$908	$2,133
Non-GAAP gross profit	$4,465	$1,840	$3,069
Non-GAAP gross margin percentage	24%	18%	19%

NET LOSS TO ADJUSTED EBITDA

			Pro-Forma
	3 Months Ended	3 Months Ended	3 Months Ended
	June 30, 2015	March 31, 2015	March 31, 2015
Net Loss	$(8,119)	$(9,353)	$(11,159)
Add back items:
Stock compensation	1,621	2,995	3,004
Acquisition costs	—	469	2,346
Amortization of intangibles	2,191	908	2,133
Depreciation expense	50	29	52
Elimination of warrant liability	—	—	(3,452)
Interest expense	491	112	1,138
Other (income)	(17)	(59)	(59)
Loss on disposal of fixed assets	23	—	—
Transaction gain	(1)	—	—
Tax expense	472	278	278
Adjusted EBITDA	$(3,289)	$(4,621)	$(5,719)

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